EXHIBIT 23

Consent Of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-85953 (on Form S-8), No. 333-24815 (on Form S-8), No. 333-24817 (on Form S-8), No. 333-49981 (on Form S-8), No. 333-103509 (on Form S-8), No. 333-103511 (on Form S-8), No. 333-121429 (on Form S-4), No. 333-123471 (on Form S-4), No. 333-126714 (on Form S-8), as amended, and No. 333-155373 (on Form S-3), of Cincinnati Financial Corporation of our report dated February 26, 2010, relating to the consolidated financial statements and financial statement schedules of Cincinnati Financial Corporation and subsidiaries and the effectiveness of internal control over financial reporting (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the company’s change in method of accounting for the recognition and presentation of other-than-temporary impairments in 2009), appearing in this Annual Report on Form 10-K of Cincinnati Financial Corporation for the year ended December 31, 2009.

/S/ Deloitte & Touche LLP

Cincinnati, Ohio
February 26, 2010